EXHIBIT 99.1

Portfolio Recovery Associates Reports Second Quarter 2012 Results

NORFOLK, Va., Aug. 1, 2012 (GLOBE NEWSWIRE) -- Portfolio Recovery Associates, Inc. (Nasdaq:PRAA), a specialized financial and business services company and market leader in the consumer debt purchase and collection industry, today reported its second quarter 2012 results.

Second Quarter Highlights

  Cash collections of $232 million, up 32% from the second quarter of 2011.
  Revenue of $148 million, up 29% from the year-earlier quarter.
  Net income of $32 million, an increase of 25% over the second quarter of 2011.
  Diluted EPS of $1.87, compared with $1.48 in the second quarter of 2011.
  Annualized return on average equity of 20.3%.
  Domestic portfolio purchases of $123 million, up 37% over the year-earlier quarter.

Net income for the first six months of 2012 was $57.5 million, or $3.34 per diluted share, compared with $48.7 million, or $2.83 per diluted share, for the first six months of 2011. Year-to-date 2012 revenues were $288.0 million, compared with $226.6 million for the first six months of 2011.

"Today, PRA reported a record quarter for cash collections, revenue and net income, in addition to a record quarter of portfolio acquisitions," said Steve Fredrickson, chairman, president and chief executive officer. "I am particularly pleased with our ROE this quarter in excess of 20%, achieving the benchmark that we set as a long-term goal.

"It is important to note that we achieved these record results while making planned increases in court costs for legal collections from those who can, but won't pay back their debt. This renewed focus resulted in legal cash collections increasing 54% over second quarter 2011, exceeding our expectations," said Fredrickson.

"Our account representatives, working with customers to pay down their debt, also successfully negotiated more than two million U.S. payments in a single quarter for the first time in the Company's history," Fredrickson said.

"Income from our fee-for-service businesses increased 6% over the second quarter of 2011, due in part to income generated in the UK. We continue to focus on sales strategies for our domestic fee-for-service businesses, in an effort to improve their profitability," Fredrickson said.

The Company repurchased approximately 301,000 shares of stock in the second quarter. Through June 30, 2012, the Company has invested a total of $22.7 million under a $100 million repurchase program. "We continue to monitor market conditions to administer the remaining $77 million," Fredrickson said.

FINANCIAL AND OPERATING REVIEW – SECOND QUARTER

 Revenues

  Revenues were $147.9 million for the quarter, up 29% when compared with the same period a year ago. This was driven by cash receipts of $247.7 million in the second quarter, up 30% from $190.8 million a year earlier. The Company defines cash receipts as the total of cash collections and fee income.

Finance Receivable Income

  Finance receivable income is driven by cash collections from finance receivables, which increased 32% to $232.4 million in the second quarter of 2012, from $176.3 million in the year-ago period. All sources of cash collections increased over the year-earlier quarter, including legal, which advanced 54%, and purchased bankruptcy account collections, which increased 35%. Legal collections are expected to increase further, due in part to the Company's expanded focus on collections from those who can, but won't, pay back their debt. The table below displays cash collections by source, by quarter for the past five quarters:

Cash Collection Source ($ in thousands)	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011
Call Center & Other Collections	$ 73,582	$ 79,805	$ 61,227	$ 63,967	$ 64,566
External Legal Collections	41,464	34,852	26,316	27,245	27,329
Internal Legal Collections	25,361	23,345	17,615	16,444	16,007
Purchased Bankruptcy Collections	92,018	79,994	75,166	74,512	68,379
Total Cash Collections	$ 232,425	$ 217,996	$ 180,324	$ 182,168	$ 176,281

  During the quarter, the Company applied 42.0% of cash collections against the carrying value of its debt portfolios, compared with 41.8% in the year-earlier quarter. Additionally, the Company recorded $2.2 million in net allowance charges against certain pools of finance receivables accounts, further reducing the carrying value of its debt portfolios.  Net allowance charges in the second quarter of 2011 were $2.3 million.
  Cash collections produced income on finance receivables of $132.6 million in the second quarter of 2012, net of allowance charges of $2.2 million. Income on finance receivables, net of allowance charges, increased 32% over the second quarter of 2011.

Fee Income

  The Company's fee-for-service businesses generated revenue of $15.3 million in the second quarter of 2012, compared with $14.5 million in the same period a year ago. The addition of fee income this quarter from our UK business more than offset declines in revenue from the Company's domestic fee-for-service businesses. Together, the fee-for-service businesses accounted for 10% of the Company's overall revenues in the second quarter of 2012, compared with 13% in the year-earlier quarter.

Operating Expenses and Income

  Operating expenses were $93.3 million in the second quarter of 2012, up $22.9 million or 32% from the year-earlier quarter. Operating expenses were impacted by an increase of $8.3 million in legal costs related to the Company's expanded focus on legal collections. Operating expenses were also impacted by a $7.7 million increase in compensation and employee services expense, as well as other expense increases related primarily to growth in collections activities.
  Operating income was $54.6 million in the second quarter of 2012, compared with $45.5 million in the second quarter of 2011, representing an increase of 20%. The operating margin decreased from 39.7% in the year-earlier quarter to 36.9% in the second quarter 2012. The decrease is attributed in large part to the increased legal collection expenses associated with the Company's longer-term focus on driving additional collections from the legal channel.

Balance Sheet

  The Company purchased $1.48 billion of domestic portfolio face-value finance receivables during the second quarter of 2012 for $123.0 million. These receivables were acquired in 105 defaulted debt portfolios from 12 different sellers.
  Cash balances were $42.6 million as of June 30, 2012.
  As of June 30, 2012, the balance on the Company's line of credit was $292 million, with remaining borrowing availability, subject to normal borrowing and collateral provisions, under the line of $166.5 million.
  During the second quarter, the Company repurchased 300,849 shares of common stock at an average purchase price of $68.62. Repurchases depend on prevailing market conditions and other factors. The repurchase program may be suspended or discontinued at any time.

Conference Call Information

The Company will hold a conference call with investors at 5:30 p.m. ET, Wednesday, August 1, 2012, to discuss its second quarter results. Investors may access the call by dialing 888-679-8018 for domestic callers or 617-213-4845 for international callers using the pass code 59792795. A replay will be available approximately one hour after the call ends and will remain available for seven days. Investors may access the replay of the call by dialing 888-286-8010 for domestic callers or 617-801-6888 for international callers using the pass code 61025341.

Investors also may listen to the conference call via webcast, both live and archived, at the company's website, www.PortfolioRecovery.com at the Investor Relations main page.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates, Inc. (PRA) is a specialized financial and business services company.  A market leader in the consumer debt purchase and collection industry, PRA has a longstanding culture of compliance, engaging collaboratively with its customers to create realistic, affordable repayment plans.   PRA also provides a broad range of fee-based services, including revenue enhancement for local governments; vehicle location, skip-tracing and collateral recovery for auto lenders, governments, and law enforcement; contingent consumer debt recovery on behalf of banks, credit providers, and debt purchasers; and filing of class action claims on behalf of institutional investors, manufacturers, and retailers. The Company has more than 3,000 employees in 10 U.S. states and the United Kingdom.

PRA has been named to the Forbes 100 Best Small Companies in America annual rankings list for five consecutive years (2007 – 2011).  The Company's shares are publicly traded on the NASDAQ Global Select Market under the symbol "PRAA."  Additional information about Portfolio Recovery Associates is available at www.PortfolioRecovery.com.

The Portfolio Recovery Associates logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=13727

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, including future revenue and earnings growth, statements with respect to future contributions of its subsidiaries to earnings and future portfolio-purchase opportunities, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts.   The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us.  Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

Portfolio Recovery Associates, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended June 30, 2012	Three Months Ended June 30, 2011	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011

Revenues:
Income recognized on finance receivables, net	$ 132,587	$ 100,303	$ 256,812	$ 196,277
Fee income	15,298	14,492	31,218	30,295

Total revenues	147,885	114,795	288,030	226,572

Operating expenses:
Compensation and employee services	42,479	34,815	82,173	68,968
Legal collection fees	8,988	5,970	16,606	11,719
Legal collection costs	18,227	9,879	41,895	19,218
Agent fees	1,323	1,724	2,951	4,362
Outside fees and services	5,584	4,066	11,444	7,481
Communications	7,007	5,706	15,260	12,020
Rent and occupancy	1,656	1,438	3,268	2,835
Depreciation and amortization	3,555	3,316	7,210	6,532
Other operating expenses	4,470	3,501	8,206	6,353

Total operating expenses	93,289	70,415	189,013	139,488

Gain on sale of property	--	1,157	--	1,157

Income from operations	54,596	45,537	99,017	88,241

Other income and (expense):
Interest income	7	--	8	--
Interest expense	(2,381)	(2,635)	(5,034)	(5,502)

Income before income taxes	52,222	42,902	93,991	82,739

Provision for income taxes	20,171	17,326	36,751	33,454

Net income	$ 32,051	$ 25,576	$ 57,240	$ 49,285

Less net income/(loss) attributable to redeemable noncontrolling interest	36	2	(237)	590

Net income attributable to Portfolio Recovery Associates, Inc.	$ 32,015	$ 25,574	$ 57,477	$ 48,695

Net income per common share:
Basic	$ 1.88	$ 1.49	$ 3.36	$ 2.85
Diluted	$ 1.87	$ 1.48	$ 3.34	$ 2.83

Weighted average number of shares outstanding:
Basic	17,027	17,108	17,111	17,100
Diluted	17,133	17,225	17,200	17,212

Portfolio Recovery Associates, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except per share amounts)

ASSETS	June 30, 2012	December 31, 2011

Cash and cash equivalents	$ 42,621	$ 26,697
Finance receivables, net	966,508	926,734
Accounts receivable, net	8,580	7,862
Property and equipment, net	26,016	25,727
Goodwill	99,384	61,678
Intangible assets, net	22,364	14,596
Other assets	8,265	7,829

Total assets	$ 1,173,738	$ 1,071,123

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Accounts payable and accrued liabilities	$ 37,423	$ 42,660
Net deferred tax liability	190,639	193,898
Line of credit	292,000	220,000
Long-term debt	849	1,246

Total liabilities	520,911	457,804

Redeemable noncontrolling Interest	19,381	17,831

Stockholders' equity:
Preferred stock, par value $0.01, authorized shares, 2,000, issued and outstanding shares - 0	--	--
Common stock, par value $0.01, 60,000 authorized shares, 16,879 issued and outstanding shares at June 30, 2012, and 17,134 issued and outstanding shares at December 31, 2011	169	171
Additional paid-in capital	147,881	167,719
Retained earnings	485,075	427,598
Accumulated other comprehensive income	321	--
Total stockholders' equity	633,446	595,488

Total liabilities and stockholders' equity	$ 1,173,738	$ 1,071,123

Portfolio Recovery Associates, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30, 2012	Six Months Ended June 30, 2011
Cash flows from operating activities:
Net income	$ 57,240	$ 49,285
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of share-based compensation	5,576	4,622
Depreciation and amortization	7,210	6,532
Deferred tax (benefit)/expense	(3,244)	23,171
Gain on sale of property	--	(1,157)
Changes in operating assets and liabilities:
Other assets	1,018	(711)
Accounts receivable	3,410	2,249
Accounts payable and accrued liabilities	(19,682)	2,986

Net cash provided by operating activities	51,528	86,977

Cash flows from investing activities:
Purchases of property and equipment	(2,954)	(3,682)
Proceeds from sale of property	--	1,267
Acquisition of finance receivables, net of buybacks	(229,388)	(194,906)
Collections applied to principal on finance receivables	193,609	146,721
Business acquisitions, net of cash acquired	(48,653)	--

Net cash used in investing activities	(87,386)	(50,600)

Cash flows from financing activities:
Proceeds from exercise of options	--	149
Income tax benefit from share-based compensation	1,435	459
Proceeds from line of credit	151,000	2,000
Principal payments on line of credit	(79,000)	(52,000)
Repurchases of common stock	(22,726)	--
Distributions paid to noncontrolling interest	--	(2,059)
Principal payments on long-term debt	(396)	(539)

Net cash provided by/(used in) financing activities	50,313	(51,990)

Effect of exchange rate on cash	1,469	--

Net increase/(decrease) in cash and cash equivalents	15,924	(15,613)

Cash and cash equivalents, beginning of year	26,697	41,094

Cash and cash equivalents, end of period	$ 42,621	$ 25,481

Supplemental disclosure of cash flow information:
Cash paid for interest	$ 5,312	$ 5,256
Cash paid for income taxes	44,509	6,784

Noncash investing and financing activities:
Adjustment of the noncontrolling interest measurement amount	$ (2,048)	$ (2,045)
Distributions payable relating to noncontrolling interest	262	247
Employee stock relinquished for payment of taxes	(2,077)	--

FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2012	2011	Change	2012	2011	Change
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 132,587	$ 100,303	32%	$ 256,812	$ 196,277	31%
Fee income	15,298	14,492	6%	31,218	30,295	3%
Total revenues	147,885	114,795	29%	288,030	226,572	27%
Operating expenses	93,289	70,415	32%	189,013	139,488	36%
Income from operations	54,596	45,537	20%	99,017	88,241	12%
Net interest expense	2,374	2,635	-10%	5,026	5,502	-9%
Net income	32,051	25,576	25%	57,240	49,285	16%
Net income attributable to Portfolio Recovery Associates, Inc.	32,015	25,574	25%	57,477	48,695	18%

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 42,621	$ 25,481	67%	$ 42,621	$ 25,481	67%
Finance receivables, net	966,508	879,515	10%	966,508	879,515	10%
Goodwill and intangible assets, net	121,748	77,643	57%	121,748	77,643	57%
Total assets	1,173,738	1,021,617	15%	1,173,738	1,021,617	15%
Line of credit	292,000	250,000	17%	292,000	250,000	17%
Total liabilities	520,911	463,153	12%	520,911	463,153	12%
Total equity	633,446	542,396	17%	633,446	542,396	17%

FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$ 232,425	$ 176,281	32%	$ 450,421	$ 342,998	31%
Principal amortization without allowance charges	97,634	73,695	32%	190,910	140,398	36%
Principal amortization with allowance charges	99,838	75,978	31%	193,608	146,721	32%
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	43.0%	43.1%	0%	43.0%	42.8%	0%
Excluding fully amortized pools	44.4%	45.7%	-3%	44.6%	45.5%	-2%

ALLOWANCE FOR FINANCE RECEIVABLES (dollars in thousands)
Balance at period-end	$ 89,269	$ 82,730	8%	$ 89,269	$ 82,730	8%
Allowance charge	2,204	2,283	-3%	2,698	6,323	-57%
Allowance charge to period-end net finance receivables	0.23%	0.26%	-12%	0.28%	0.72%	-61%
Allowance charge to net finance receivable income	1.66%	2.28%	-27%	1.05%	3.22%	-67%
Allowance charge to cash collections	0.95%	1.30%	-27%	0.60%	1.84%	-68%

PURCHASES OF FINANCE RECEIVABLES (1) (dollars in thousands)
Purchase price - core	$ 69,512	$ 52,323	33%	$ 121,616	$ 113,617	7%
Face value - core	1,033,331	1,034,898	0%	2,005,599	2,043,656	-2%
Purchase price - bankruptcy	53,460	37,204	44%	110,352	83,811	32%
Face value - bankruptcy	448,244	378,051	19%	816,691	860,993	-5%
Purchase price - total	122,972	89,527	37%	231,968	197,428	17%
Face value - total	1,481,575	1,412,949	5%	2,822,290	2,904,648	-3%
Number of portfolios - total	105	76	38%	187	155	21%
ESTIMATED REMAINING COLLECTIONS (1) (in thousands)
Estimated remaining collections - core	$ 1,305,641	$ 1,072,777	22%	$ 1,305,641	$ 1,072,777	22%
Estimated remaining collections - bankruptcy	802,353	743,228	8%	802,353	743,228	8%
Estimated remaining collections - total	2,107,994	1,816,005	16%	2,107,994	1,816,005	16%

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$ 1.87	$ 1.48	26%	$ 3.34	$ 2.83	18%
Weighted average number of shares outstanding - diluted	17,133	17,225	-1%	17,200	17,212	0%
Shares repurchased	300,849	--	100%	331,449	--	100%
Average price paid per share repurchased (including acquisitions costs)	$ 68.62	--	100%	$ 68.56	--	100%
Closing market price	$ 91.26	$ 84.79	8%	$ 91.26	$ 84.79	8%

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (2)	20.34%	19.20%	6%	18.54%	18.74%	-1%
Return on revenue (3)	21.67%	22.28%	-3%	19.87%	21.75%	-9%
Operating margin (4)	36.92%	39.67%	-7%	34.38%	38.95%	-12%
Operating expense to cash receipts (5)	37.66%	36.91%	2%	39.24%	37.37%	5%
Debt to equity (6)	46.33%	46.43%	0%	46.33%	46.43%	0%
Number of collectors	1,952	1,517	29%	1,952	1,517	29%
Number of employees	3,032	2,504	21%	3,032	2,504	21%
Cash receipts (5)	$ 247,723	$ 190,773	30%	$ 481,639	$ 373,293	29%
Line of credit - unused portion at period end	166,450	157,500	6%	166,450	157,500	6%
(1) Domestic portfolio only
(2) Calculated as annualized net income divided by average equity for the period
(3) Calculated as net income divided by total revenues
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals the line of credit balance plus long-term debt

FINANCIAL HIGHLIGHTS
	For the Quarter Ended
	June 30 2012	March 31 2012	December 31 2011	September 30 2011	June 30 2011
EARNINGS (in thousands)
Income recognized on finance receivables, net	$ 132,587	$ 124,226	$ 102,743	$ 102,875	$ 100,303
Fee income	15,298	15,920	15,344	11,401	14,492
Total revenues	147,885	140,146	118,087	114,276	114,795
Operating expenses	93,289	95,725	72,134	70,447	70,415
Income from operations	54,596	44,421	45,953	43,830	45,537
Net interest expense	2,374	2,652	2,512	2,548	2,635
Net income	32,051	25,189	26,666	25,193	25,576
Net income attributable to Portfolio Recovery Associates, Inc.	32,015	25,462	26,590	25,506	25,574

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$ 42,621	$ 28,068	$ 26,697	$ 30,035	$ 25,481
Finance receivables, net	966,508	945,242	926,734	919,478	879,515
Goodwill and intangible assets, net	121,748	124,659	76,274	76,426	77,643
Total assets	1,173,738	1,142,026	1,071,123	1,064,104	1,021,617
Line of credit	292,000	265,000	220,000	260,000	250,000
Total liabilities	520,911	502,531	457,804	478,915	463,153
Total equity	633,446	620,712	595,488	568,305	542,396

FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$ 232,425	$ 217,996	$ 180,324	$ 182,168	$ 176,281
Principal amortization without allowance charges	97,634	93,276	74,481	78,552	73,695
Principal amortization with allowance charges	99,838	93,770	77,581	79,293	75,978
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	43.0%	43.0%	43.0%	43.5%	43.1%
Excluding fully amortized pools	44.4%	44.8%	44.9%	45.7%	45.7%

ALLOWANCE FOR FINANCE RECEIVABLES (dollars in thousands)
Balance at period-end	$ 89,269	$ 87,065	$ 86,571	$ 83,471	$ 82,730
Allowance charge	2,204	494	3,100	741	2,283
Allowance charge to period-end net finance receivables	0.23%	0.05%	0.33%	0.08%	0.26%
Allowance charge to net finance receivable income	1.66%	0.40%	3.02%	0.72%	2.28%
Allowance charge to cash collections	0.95%	0.23%	1.72%	0.41%	1.30%

PURCHASES OF FINANCE RECEIVABLES (1) (dollars in thousands)
Purchase price - core	$ 69,512	$ 52,104	$ 42,532	$ 57,240	$ 52,323
Face value - core	1,033,331	972,268	829,232	5,027,874	1,034,898
Purchase price - bankruptcy	53,460	56,892	46,360	64,848	37,204
Face value - bankruptcy	448,244	368,447	376,094	654,508	378,051
Purchase price - total	122,972	108,996	88,892	122,088	89,527
Face value - total	1,481,575	1,340,715	1,205,326	5,682,382	1,412,949
Number of portfolios - total	105	82	83	95	76
ESTIMATED REMAINING COLLECTIONS (1) (in thousands)
Estimated remaining collections - core	$ 1,305,641	$ 1,226,292	$ 1,159,086	$ 1,154,406	$ 1,072,777
Estimated remaining collections - bankruptcy	802,353	796,161	794,262	770,886	743,228
Estimated remaining collections - total	2,107,994	2,022,453	1,953,348	1,925,292	1,816,005

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$ 1.87	$ 1.47	$ 1.54	$ 1.48	$ 1.48
Weighted average number of shares outstanding - diluted	17,133	17,267	17,269	17,228	17,225
Shares repurchased	300,849	30,600	--	--	--
Average price paid per share repurchased (including acquisitions costs)	$ 68.62	$ 68.02	--	--	--
Closing market price	$ 91.26	$ 71.72	$ 67.52	$ 62.22	$ 84.79

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (2)	20.34%	16.70%	18.18%	18.27%	19.20%
Return on revenue (3)	21.67%	17.97%	22.58%	22.05%	22.28%
Operating margin (4)	36.92%	31.70%	38.91%	38.35%	39.67%
Operating expense to cash receipts (5)	37.66%	40.92%	36.87%	36.39%	36.91%
Debt to equity (6)	46.33%	42.84%	37.15%	46.02%	46.43%
Number of collectors	1,952	1,934	1,658	1,520	1,517
Number of employees	3,032	3,014	2,641	2,504	2,504
Cash receipts (5)	$ 247,723	$ 233,916	$ 195,668	$ 193,569	$ 190,773
Line of credit - unused portion at period end	166,450	142,500	187,500	147,500	157,500
(1) Domestic portfolio only
(2) Calculated as annualized net income divided by average equity for the period
(3) Calculated as net income divided by total revenues
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals the line of credit balance plus long-term debt

Purchase Price Multiples at June 30, 2012, Entire Domestic Portfolio
($ in thousands)

Purchase Period	Purchase Price	Total Estimated Collections	Net Finance Receivables Balance at June 30, 2012	Actual Cash Collections Including Cash Sales	Estimated Remaining Collections	Total Estimated Collections to Purchase Price
1996	$ 3,080	$ 10,224	$ --	$ 10,164	$ 60	332%
1997	7,685	25,483	--	25,362	121	332%
1998	11,089	37,581	--	37,059	522	339%
1999	18,898	69,686	--	68,559	1,127	369%
2000	25,020	117,519	--	114,480	3,039	470%
2001	33,481	176,515	--	172,207	4,308	527%
2002	42,325	200,317	--	192,918	7,399	473%
2003	61,448	269,818	--	256,522	13,296	439%
2004	59,176	203,927	--	190,819	13,108	345%
2005	143,169	311,951	9,339	295,027	16,924	218%
2006	107,693	217,485	13,508	194,265	23,220	202%
2007	258,391	509,676	44,369	429,798	79,878	197%
2008	275,153	527,884	78,254	398,512	129,372	192%
2009	281,441	811,928	99,319	515,276	296,652	288%
2010	358,153	874,225	176,437	426,544	447,681	244%
2011	395,809	854,491	312,083	196,685	657,806	216%
2012	231,878	429,042	227,361	15,560	413,482	185%
Total	$ 2,313,889	$ 5,647,752	$ 960,670	$ 3,539,757	$ 2,107,995	244%

Purchase Price Multiples at June 30, 2012, Purchased Bankruptcy Portfolio
($ in thousands)

Purchase Period	Purchase Price	Total Estimated Collections	Net Finance Receivables Balance at June 30, 2012	Actual Cash Collections Including Cash Sales	Estimated Remaining Collections	Total Estimated Collections to Purchase Price
1996-2003	$ --	$ --	$ --	$ --	$ --	0%
2004	7,468	14,464	--	14,357	107	194%
2005	29,301	43,477	52	43,362	115	148%
2006	17,645	31,279	98	30,852	427	177%
2007	78,547	106,236	4,647	100,482	5,754	135%
2008	108,608	183,829	32,677	139,513	44,316	169%
2009	156,056	407,979	63,694	255,753	152,226	261%
2010	209,228	410,249	114,058	205,713	204,536	196%
2011	183,416	289,088	163,307	45,371	243,717	158%
2012	109,841	155,113	108,798	3,959	151,154	141%
Total	$ 900,110	$ 1,641,714	$ 487,331	$ 839,362	$ 802,352	182%

Purchase Price Multiples at June 30, 2012, Core Portfolio
($ in thousands)

Purchase Period	Purchase Price	Total Estimated Collections	Net Finance Receivables Balance at June 30, 2012	Actual Cash Collections Including Cash Sales	Estimated Remaining Collections	Total Estimated Collections to Purchase Price
1996	$ 3,080	$ 10,224	$ --	$ 10,164	$ 60	332%
1997	7,685	25,483	--	25,362	121	332%
1998	11,089	37,581	--	37,059	522	339%
1999	18,898	69,686	--	68,559	1,127	369%
2000	25,020	117,519	--	114,480	3,039	470%
2001	33,481	176,515	--	172,207	4,308	527%
2002	42,325	200,317	--	192,918	7,399	473%
2003	61,448	269,818	--	256,522	13,296	439%
2004	51,708	189,463	--	176,462	13,001	366%
2005	113,868	268,474	9,287	251,665	16,809	236%
2006	90,048	186,206	13,410	163,413	22,793	207%
2007	179,844	403,440	39,722	329,316	74,124	224%
2008	166,545	344,055	45,577	258,999	85,056	207%
2009	125,385	403,949	35,625	259,523	144,426	322%
2010	148,925	463,976	62,379	220,831	243,145	312%
2011	212,393	565,403	148,776	151,314	414,089	266%
2012	122,037	273,929	118,563	11,601	262,328	224%
Total	$ 1,413,779	$ 4,006,038	$ 473,339	$ 2,700,395	$ 1,305,643	283%

CONTACT: Investor and Media Relations:
         Rick Goulart
         Vice President, Corporate Communications
         (757) 961-3525
         RickGoulart@PortfolioRecovery.com